Exhibit 3.1
Execution Version
AMENDMENT NO. 3
TO
THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ENERGY TRANSFER EQUITY, L.P.
     This Amendment No. 3 (this “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), dated as of February 8, 2006 (the “Partnership Agreement”), is entered into effective as of May 26, 2010, by LE GP, LLC, a Delaware limited liability company (the “General Partner”), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
RECITALS
     WHEREAS, Section 5.8 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner except as otherwise provided in the Partnership Agreement, may, for any Partnership purpose, at any time or from time to time, issue additional Partnership Securities to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion;
     WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement (to reflect a change that, the General Partner determines, does not adversely affect the Limited Partners in any material respect);
     WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect an amendment that, the General Partner determines, is necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.8 of the Partnership Agreement;
     WHEREAS, all of the Class C Units were converted into Common Units on February 22, 2007, with the result that all Class C Units have been canceled and there are no Class C Units Outstanding as of the date hereof;
     WHEREAS, all of the Class B Units were converted into Common Units on March 27, 2007, with the result that all Class B Units have been canceled and there are no Class B Units Outstanding as of the date hereof;
     WHEREAS, the Partnership has entered into a General Partner Purchase Agreement, dated as of May 10, 2010 (the “GP Purchase Agreement”), between the Partnership, ETE GP Acquirer LLC, a Delaware limited liability company (“ETE GP Acquirer”) and Regency GP Acquirer, L.P., a Delaware limited partnership (“Regency GP Seller”), pursuant to which Regency GP Seller will transfer (i) 100% of the membership interests in Regency GP LLC, a Delaware limited liability company (“RGPLLC”) and (ii) the 99.999% limited partner interest in

Regency GP LP, a Delaware limited partnership (“RGPLP” and, together with RGPLLC, the “Regency GP Entities”) and the general partner of Regency Energy Partners, L.P., a Delaware limited partnership (“Regency”) (such interests, together the “Acquired Regency GP Interests”) to ETE GP Acquirer in exchange for the issuance by the Partnership to Regency GP Seller of 3,000,000 units of a new class of Partnership Securities to be designated as “Series A Convertible Preferred Units” with the rights, preferences and privileges and such other terms as are set forth in this Amendment;
     WHEREAS, the General Partner has determined that the creation of the Series A Preferred Units (as defined below) will be in the best interests of the Partnership and beneficial to the Limited Partners, including the holders of the Common Units;
     WHEREAS, the issuance of the Series A Preferred Units complies with the requirements of the Partnership Agreement; and
     WHEREAS, the General Partner has determined, pursuant to Section 13.1(g) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or appropriate in connection with the authorization of the issuance of the Series A Preferred Units;
     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:
Section 1. Amendments.
     (a) Section 1.1 of the Partnership Agreement is hereby amended to add or amend and restate the following definitions:
     “Combined Accretion Multiple” has the meaning ascribed to such term in Section 5.13(b)(xi)(B).
     “Election Notice Period” has the meaning ascribed to such term in Section 5.13(b)(ix)(A).
     “Fair Market Value” means, as of a particular date, (i) for any Marketable Security, the VWAP Price of such Marketable Security and (ii) for all property other than a Marketable Security, the value of the property on the date it was distributed by the Partnership in a Special Distribution, as determined in good faith by the General Partner.
     “Fractional Unit Cash Consideration” has the meaning ascribed to such term in Section 5.13(b)(vii)(G).
     “Fundamental Change” means (i) any merger or consolidation of the Partnership with another entity, (ii) a sale of all or substantially all of the assets of the Partnership, (iii) any dissolution or liquidation of the Partnership, (iv) any other transaction pursuant to which the General Partner or any Affiliate of the General Partner exercises its rights to purchase all of the Outstanding Common Units pursuant to Section 15.1 of this Agreement, (v) the sale or transfer, directly or indirectly, of the general partner interest of the MLP by the Partnership (excluding any such sale or transfer to a, direct or indirect, wholly-owned Subsidiary of the Partnership), (vi) the failure of the Partnership to continue to maintain, directly or through direct or indirect wholly-owned Subsidiaries, ownership of at least 25,000,000 common units of the MLP (as appropriately adjusted for unit splits, unit distributions and the like) or (vii) the declaration of a distribution by the MLP to its unitholders that constitutes a distribution from Capital Surplus as opposed to Operating Surplus (as each such term is defined in the MLP Agreement as in effect on the Series A Issuance Date).
     “Fundamental Change Conversion Consideration” means (x) if Common Units will remain Outstanding and continue to constitute Marketable Securities upon consummation of a Fundamental Change, a number of Common Units equal to (A) the sum of (1) the Series A Liquidation Value as of the date of consummation of the Fundamental Change plus (2) the lesser of (a) the Series A Accretion Amount as of the date of the consummation of a Fundamental Change or (b) $10.00, divided by (B) the VWAP Price as of the date of the consummation of the Fundamental Change and (y) in any circumstance not described in clause (x), the consideration received in connection with such Fundamental Change by a hypothetical holder of the number of Common Units that would be received by the holder of one Series A Preferred Unit pursuant to clause (x) had Common Units remained Outstanding and continued to constitute Marketable Securities upon consummation of such Fundamental Change.
     “Fundamental Change Documentation” means any documentation (in addition to any certificates representing a holder’s Series A Preferred Units) that the General Partner reasonably requests to be delivered by each holder of Series A Preferred Units in connection with the conversion or redemption of the Series A Preferred Units due to a Fundamental Change, including, if applicable, wire transfer instructions in respect of any cash consideration to be received in connection with such Fundamental Change.
     “Fundamental Change Elected Common Unit Consideration” has the meaning ascribed to such term in Section 5.13(b)(ix)(C)(a)(i).
     “Fundamental Change Elected Cash Consideration” has the meaning ascribed to such term in Section 5.13(b)(ix)(C)(a)(i).
     “Fundamental Change Forced Redemption Election” has the meaning ascribed to such term in Section 5.13(b)(ix)(A)(a).
     “Fundamental Change Redemption Consideration” means (i) an amount in cash equal to the Series A Liquidation Value as of the date of the consummation of a Fundamental Change plus (ii) the Fundamental Change Redemption Consideration Premium.

     “Fundamental Change Redemption Consideration Premium” means, in respect of a Fundamental Change, (x) if Common Units will remain Outstanding and continue to constitute Marketable Securities upon the consummation of the Fundamental Change, a number of Common Units equal to (A) the greater of (1) the Series A Accretion Amount as of the date of the consummation of a Fundamental Change and (2) $10.00 divided by (B) the VWAP Price of a Common Unit as of the date of consummation of the Fundamental Change and (y) in any circumstance not described in clause (x), the consideration received in connection with such Fundamental Change by a hypothetical holder of the number of Common Units that would be received by the holder of one Series A Preferred Unit pursuant to clause (x) had Common Units remained Outstanding and continued to constitute Marketable Securities upon consummation of such Fundamental Change.
     “Fundamental Change Trigger Date” has the meaning ascribed to such term in Section 5.13(b)(ix)(A).
     “Investor” means, collectively, Regency GP Seller and each of its Affiliates from time to time that is the registered holder of any Series A Preferred Units.
     “Issue Price” means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership and after taking into account any other form of discount with respect to the price at which a Unit is purchased from the Partnership; provided, however, that in the case of the Series A Preferred Units, the Issue Price shall be $100.00 per Unit.
     “Junior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including but not limited to Common Units.
     “Marketable Security” means any security listed on the New York Stock Exchange or the NASDAQ Stock Market.
     “Parity Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks pari passu with the Series A Preferred Units.
     “Partnership Event” has the meaning ascribed to such term in Section 5.13(b)(xi)(A).
     “Partnership Event Consummation Date” has the meaning ascribed to such term in Section 5.13(b)(xi)(A).
     “Post-Partnership Event Accretion Multiple” has the meaning ascribed to such term in Section 5.13(b)(xi)(B)(b).

     “Pre-Partnership Event Accretion Multiple” has the meaning ascribed to such term in Section 5.13(b)(xi)(B)(a).
     “Public Equity Partnership Event” has the meaning ascribed to such term in Section 5.13(b)(xi)(B).
     “Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners, (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or (c) the identity of the Record Holders of Series A Preferred Units entitled to convert such Units or whose Units are to be redeemed.
     “Regency GP Purchase Agreement” means the General Partner Purchase Agreement, dated May 10, 2010, by and between the Partnership, ETE GP Acquirer LLC, a Delaware limited liability company and Regency GP Seller.
     “Regency GP Seller” means Regency GP Acquirer, L.P., a Delaware limited partnership.
     “Regulation FD” means Regulation FD as promulgated by the Commission, as the same may be amended from time to time.
     “Securities Law Prohibition” has the meaning ascribed to such term in Section 5.13(b)(vii)(H).
     “Senior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.
     “Series A Adjustment Event” has the meaning ascribed to such term in Section 5.13(b)(xii)(A).
     “Series A Accretion Amount” means, as of a particular date (i) $100.00 multiplied by (ii) the Trading Price Accretion Percentage as of such date multiplied by (iii) twenty-five percent (25%), expressed as a decimal.
     “Series A Conversion Cash Consideration” has the meaning ascribed to such term in Section 5.13(b)(vii)(A)(b)(ii).
     “Series A Conversion Consideration” has the meaning ascribed to such term in Section 5.13(b)(vii)(A).
     “Series A Conversion Documentation” has the meaning ascribed to such term in Section 5.13(b)(vii)(C)(c).

     “Series A Conversion Notice” has the meaning ascribed to such term in Section 5.13(b)(vii)(C).
     “Series A Conversion Notice Date” has the meaning ascribed to such term in Section 5.13(b)(vii)(C).
     “Series A Distribution Payment Date” has the meaning ascribed to such term in Section 5.13(b)(ii)(A).
     “Series A Distribution Rate” means a fixed rate of $2.00 per Series A Preferred Unit per Quarter; provided, however, that with respect to the period commencing on the Series A Issuance Date and ending on the last day of the Quarter in which the Series A Issuance Date occurs, “Series A Distribution Rate” shall mean a fixed rate of the product of $2.00 per Series A Preferred Unit multiplied by a fraction of which the numerator is the number of days in such period and the denominator is 90.
     “Series A Exchange Cap” means that number of units of Common Units which the Partnership may issue upon conversion or redemption, as the case may be, of the Series A Preferred Units without breaching the Partnership’s obligations under the rules or regulations of any National Securities Exchange on which the Common Units are listed or admitted to trading.
     “Series A Issuance Date” means May 26, 2010.
     “Series A Liquidation Value” means as of a particular date, with respect to a Series A Preferred Unit, the sum of (i) the Issue Price, plus (ii) all accumulated and unpaid and all accrued and unpaid distributions on such Series A Preferred Unit pursuant to Section 5.13(b)(ii)(A) as of such date.
     “Series A Maturity Date” means May 26, 2014.
     “Series A Optional Redemption Trigger Date” means May 26, 2013.
     “Series A Preferred Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights, preferences and privileges and duties and obligations specified with respect to the Series A Preferred Units in this Agreement. The term “Series A Preferred Unit” does not refer to a Common Unit prior to the conversion of a Series A Preferred Unit into a Common Unit pursuant to the terms of this Agreement.
     “Series A Pro Rata Distribution” means, in respect of any Parity Security, the distribution permitted to be made on such Parity Security in the event that the Partnership fails to pay in full in cash any distribution (or portion thereof) which any holder of Series A Preferred Units accrues and is entitled to receive, which is equal to the distribution payable in respect of such Parity Security as of such date, multiplied by a fraction (i) the numerator of which is the distribution paid in respect of each Series A Preferred Unit on the most recent Series A Distribution Payment Date and (ii) the denominator of which is the distribution accumulated and payable on each Series A Preferred Unit immediately prior to the payment of such distribution on the most recent Series A Distribution Payment Date.
     “Series A Redemption Confirmation” has the meaning ascribed to such term in Section 5.13(b)(viii)(C)(b).
     “Series A Redemption Consideration” has the meaning ascribed to such term in Section 5.13(b)(viii)(A).
     “Series A Redemption Documentation” has the meaning ascribed to such term in Section 5.13(b)(viii)(C)(b).
     “Series A Redemption Date” has the meaning ascribed to such term in Section 5.13(b)(viii)(C)(a).
     “Series A Redemption Notice” has the meaning ascribed to such term in Section 5.13(b)(viii)(C)(a).
     “Special Distribution” has the meaning ascribed to such term in Section 5.13(b)(xii)(A).
     “Successor Securities” has the meaning ascribed to such term in Section 5.13(b)(xi)(B).
     “Trading Price Accretion Percentage” as of a particular date means, subject to adjustment pursuant to Sections 5.13(b)(xi)(B) and 5.13(b)(xii)(A), a fraction, (i) the numerator of which equals (A) the VWAP Price of a Common Unit as of such date minus (B) the VWAP Price of a Common Unit as of the Series A Issuance Date and (ii) the denominator of which equals the VWAP Price of a Common Unit as of the Series A Issuance Date, provided that, if the numerator of the foregoing fraction is a negative amount, then the trading Price Accretion Percentage shall equal zero.
     “VWAP Price” as of a particular date means the volume-weighted average trading price of a Common Unit on the National Securities Exchange on which the Common Units are listed or admitted to trading, calculated over the consecutive 10-Trading Day period ending on the close of trading on the Trading Day immediately prior to such date; provided, however, that the “VWAP Price” as of a particular date following consummation of a Public Equity Partnership Event shall mean the volume-weighted average trading price of the Successor Securities on the National Securities Exchange on which the Successor Securities are listed or admitted to trading, calculated over the consecutive 10-Trading Day period ending on the close of trading on the Trading Day immediately prior to such date.
     (b) Section 1.1 of the Partnership Agreement is hereby further amended to add the following sentence to the end of the definition of “Common Unit”:

     “The term “Common Unit” does not refer to a Series A Preferred Unit prior to the conversion of such Unit into a Common Unit pursuant to the terms hereof.”
     (c) Section 4.7(c) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:
     “(c) The transfer of a Series A Preferred Unit shall be subject to the restrictions imposed by Section 5.13(b)(x) and Section 6.6.”
     (d) Section 5.6(a) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:
     “The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the methodology set forth in Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.6(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.6(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The Partnership shall follow the methodology set forth in the proposed noncompensatory option regulations under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3 at all times, including when the assets of the Partnership are revalued or any Series A Preferred Units are converted pursuant to Section 5.13. For the avoidance of doubt, the Series A Preferred Units will be treated as a partnership interest in the Partnership for federal income tax purposes, and, therefore, each holder of a Series A Preferred Unit will be treated as a partner in the Partnership.”
     (e) Section 5.6(d)(i) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:
     “(i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the conversion of the General Partner’s Combined Interest to Units pursuant to

Section 11.3(b) or the conversion of a Series A Preferred Unit, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance, or immediately after such conversion (with respect to the conversion of a Series A Preferred Unit), shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance or on the date of such conversion. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of a Series A Preferred Unit, first to the Partners holding converted Series A Preferred Units until the Capital Account of each converted Series A Preferred Unit is equal to the Per Unit Capital Amount for a then Outstanding Common Unit (other than a converted Series A Preferred Unit), and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Series A Preferred Unit is not sufficient to cause the Capital Account of each converted Series A Preferred Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a converted Series A Preferred Unit), then Capital Account balances shall be reallocated between the Partners holding converted Series A Preferred Units and the Partners holding Common Units (other than converted Series A Preferred Units) so as to cause the Capital Account of each converted Series A Preferred Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a converted Series A Preferred Unit), in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time and must reduce the fair market value of all Partnership assets by the excess, if any, of the fair market value of any Outstanding Series A Preferred Units that have not yet been converted over the aggregate Issue Price of such Series A Preferred Units to the extent of any Unrealized Gain that has not been reflected in the Partners’ Capital Accounts previously, pursuant to Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.”
     (f) Article V of the Partnership Agreement is hereby amended to add a new Section 5.13 creating a new series of Units as follows:
     “Section 5.13 Establishment of Series A Preferred Units.

     (a) General. The General Partner hereby designates and creates a series of Units to be designated as “Series A Convertible Preferred Units” and consisting of a total of 3,000,000 Series A Preferred Units, having the same rights, preferences and privileges, and subject to the same duties and obligations, as the Common Units, except as set forth in this Section 5.13 and in Sections 5.6(d)(i), 6.6 and 12.10. The class of Series A Preferred Units shall be closed immediately following the Series A Issuance Date and thereafter no additional Series A Preferred Units shall be designated, created or issued without the prior written approval of the General Partner and the holders of a majority of the Outstanding Series A Preferred Units. The initial Capital Account balance in respect of each Series A Preferred Unit issued on the Series A Issuance Date shall be the Issue Price for such Series A Preferred Unit.
     (b) Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and shall be subject to the following duties and obligations:
     (i) Allocations.
     (A) Notwithstanding anything to the contrary in Section 6.1(a), prior to any allocation made pursuant to Section 6.1(a), but after giving effect to any special allocations set forth in Section 6.1(d), any Net Income shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value.
     (B) Notwithstanding anything to the contrary in Section 6.1(b), Unitholders holding Series A Preferred Units shall not receive any allocation pursuant to Section 6.1(b) unless and until the Adjusted Capital Accounts of all other Partners have been reduced to zero, in which case prior to allocating any remaining Net Losses to the General Partner, Net Losses shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Adjusted Capital Accounts of such Unitholders in respect of such Units have been reduced to zero.
     (C) Notwithstanding anything to the contrary in Section 6.1(c)(i), (x) Unitholders holding Series A Preferred Units shall be allocated Net Termination Gain in accordance with Section 6.1(c)(i)(A) but shall not receive any allocation pursuant to Sections 6.1(c)(i)(B) – (D) with respect to their Series A Preferred Units, and (y) following any allocation made pursuant to Section 6.1(c)(i)(A) and prior to any allocation made pursuant to Section 6.1(c)(i)(B), any remaining Net Termination Gain shall be allocated to all Unitholders holding Series A Preferred Units, Pro

Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value.
     (D) Notwithstanding anything to the contrary in Section 6.1(c)(ii), (x) Unitholders holding Series A Preferred Units shall not receive any allocation pursuant to Sections 6.1(c)(ii)(A) with respect to their Series A Preferred Units, and (y) following the allocations made pursuant to Section 6.1(c)(ii)(A), and prior to any allocation made pursuant to Section 6.1(c)(ii)(B), any remaining Net Termination Loss shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit has been reduced to zero.
     (ii) Distributions.
     (A) Commencing on the Series A Issuance Date, the holders of the Series A Preferred Units as of an applicable Record Date shall accrue and be entitled to receive cumulative distributions, prior to any other distributions pursuant to Section 6.3, in cash in an amount equal to the Series A Distribution Rate on each Outstanding Series A Preferred Unit. All such distributions shall be paid Quarterly, in arrears, within fifty (50) days after the end of each Quarter (a “Series A Distribution Payment Date”). If the Partnership fails to pay in full in cash any distribution (or portion thereof) which any holder of Series A Preferred Units accrues and is entitled to receive pursuant to this Section 5.13(b)(ii)(A), then (x) the amount of such accrued and unpaid distributions will accumulate until paid in full in cash and (y) the Partnership shall not be permitted to, and shall not, declare or make (i) any distributions in respect of any Junior Securities and (ii) any distributions in respect of any Parity Securities, other than Series A Pro Rata Distributions, unless and until all accrued and accumulated distributions on the Series A Preferred Units has been paid in full in cash.
     (B) Notwithstanding anything in this Section 5.13(b)(ii) to the contrary, with respect to Series A Preferred Units that are converted into Common Units, the holder thereof shall not be entitled to a Series A Preferred Unit distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the Record Date for the distribution in respect of such period.

     (C) Accrued and unpaid distributions in respect of the Series A Preferred Units will not accrue interest.
     (iii) Issuance of Series A Preferred Units. The Series A Preferred Units shall be issued by the Partnership pursuant to the terms and conditions of the Regency GP Purchase Agreement.
     (iv) Liquidation Value. In the event of any liquidation, dissolution or winding up of the Partnership, either voluntary or involuntary, the holders of the Series A Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to Unitholders, prior and in preference to any distribution of any assets of the Partnership to the holders of any other class or series of Partnership Securities, the positive value in each such holder’s Capital Account in respect of such Series A Preferred Units. If in the year of such liquidation, dissolution or winding up any such holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution or winding up any such holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units after the application of the preceding sentence, then to the extent permitted by law and notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which Schedule K-1s have not been filed by the Partnership shall be reallocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation).
(v) Voting Rights.
     (A) The Series A Preferred Units shall not be entitled to vote on any matters related to the Partnership other than as expressly provided in this Section 5.13(b)(v).
     (B) Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of holders of a majority of the Outstanding Series A Preferred Units, voting separately as a class with one vote per Series A Preferred Unit, shall be necessary to amend this Agreement in any manner that (i) alters or changes the rights, preferences or privileges or duties and obligations of the Series A Preferred Units, (ii) increases or decreases the authorized number of Series A Preferred Units (including without limitation any issuance of additional Series A Preferred Units), or (iii) otherwise adversely affects the Series A Preferred Units in any material respect, including without limitation the creation (by reclassification or otherwise) of any class of Senior Securities (or amending the provisions of any existing class of Partnership Securities to make such class of Partnership Securities a class of Senior Securities); provided, however, that the Partnership may, without the consent or approval of the holders of the Series A Preferred Units (a) create (by reclassification or otherwise) and issue Junior Securities and Parity Securities (including by amending the provisions of any existing class of Partnership Securities to make such class of Partnership Securities a class of Junior Securities or Parity Securities) in an unlimited amount and (b) consummate any Fundamental Change.
     (vi) Certificates.
     (A) The Series A Preferred Units shall be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the General Partner determines to assign the responsibility to another Person, the General Partner will act as the registrar and transfer agent for the Series A Preferred Units. The certificates evidencing Series A Preferred Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.
     (B) The certificate(s) representing the Series A Preferred Units may be imprinted with a legend in substantially the following form (in addition to the legend required pursuant to Section 4.7(e)):
“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE SUBJECT TO THE TERMS OF THE THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF ENERGY TRANSFER EQUITY, L.P., AS AMENDED. THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENERGY

TRANSFER EQUITY, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENERGY TRANSFER EQUITY, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENERGY TRANSFER EQUITY, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). LE GP, LLC, THE GENERAL PARTNER OF ENERGY TRANSFER EQUITY, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENERGY TRANSFER EQUITY, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.”
     (vii) Conversion.
     (A) Subject to adjustment as provided in Sections 5.13(b)(xi) and (xii), immediately prior to the close of business on the Series A Maturity Date, each Series A Preferred Unit shall convert into the right to receive, upon the satisfaction of the terms and conditions of this Section 5.13(b)(vii), at the election of the Partnership, either:
     a. a number of Common Units equal to:
          i. the sum of (A) the Series A Liquidation Value as of the Series A Maturity Date plus (B) the lesser of (1) the Series A Accretion Amount as of the Series A Maturity Date and (2) $10.00, divided by
          ii. the VWAP Price as of the Series A Maturity Date; or

     b. a number of Common Units and an amount of cash equal to:
          i. a number of Common Units equal to (x) the sum of (A) fifty percent (50%) of the Series A Liquidation Value as of the Series A Maturity Date plus (B) the lesser of (1) the Series A Accretion Amount as of the Series A Maturity Date and (2) $10.00, divided by (y) the VWAP Price as of the Series A Maturity Date, and
          ii. an amount of cash equal to fifty percent (50%) of the Series A Liquidation Value as of the Series A Maturity Date (the cash consideration to be received pursuant to this clause (ii), the “Series A Conversion Cash Consideration”).
The consideration to be received by the holder of a Series A Preferred Unit upon the conversion of such Series A Preferred Unit as provided in this Section 5.13(b)(vii)(A) is referred to as the “Series A Conversion Consideration.”
     (B) Any Common Units received by a holder of Series A Preferred Units as the Series A Conversion Consideration shall be fully paid, validly issued and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act). Immediately prior to the close of business on the Series A Maturity Date, all Series A Preferred Units shall be converted automatically into and shall thereafter represent solely the right to receive the Series A Conversion Consideration. All Series A Preferred Units that have converted into the right to receive the Series A Conversion Consideration shall be automatically canceled and shall cease to exist, and the holders of converted Series A Preferred Units shall cease to have any rights with respect to such Series A Preferred Units other than the right to receive the Series A Conversion Consideration. Upon such conversion, any certificates representing Series A Preferred Units shall thereafter represent solely the right to receive the Series A Conversion Consideration.
     (C) Within two Business Days following the Series A Maturity Date, the Partnership shall send written notice (a “Series A Conversion Notice”) to each holder of record of Outstanding Series A Preferred Units as of the Series A Maturity Date, stating:
          a. the election of the Partnership as to whether the Series A Preferred Units have converted into (i) Common Units pursuant to Section 5.13(b)(vii)(A)(a) or (ii) both Common Units and the Series A Conversion Cash Consideration pursuant to Section 5.13(b)(vii)(A)(b);

          b. the Partnership’s computation of the number of Common Units to be issued and the amount of Series A Conversion Cash Consideration, if any, to be paid in respect of each Series A Preferred Unit pursuant to Section 5.13(b)(vii)(A) (including, in each case, any adjustments pursuant to Sections 5.13(b)(xi) and (xii)), including the Partnership’s computation of the Series A Liquidation Value, the Series A Accretion Amount and the VWAP Price, in each case as of the Series A Maturity Date; and
          c. that the holder must surrender the certificate or certificates representing any Series A Preferred Units held by such holder to the Partnership, and provide such other documentation as reasonably requested by the General Partner including wire transfer instructions in respect of any Series A Cash Conversion Cash Consideration or any Fractional Unit Cash Consideration (the “Series A Conversion Documentation”), in order to receive the Series A Conversion Consideration.
In addition to delivery in accordance with the general notice provisions contained in Section 17.1, the Series A Conversion Notice shall be deemed properly delivered on the date the Partnership issues a press release distributed through a widely circulated news or wire service as would satisfy the requirements of Regulation FD, containing the information required to be included in the Series A Conversion Notice pursuant to this Section 5.13(b)(vii)(C). The date any Series A Conversion Notice is deemed delivered shall be referred to as the “Series A Conversion Notice Date.”
     (D) As promptly as practicable following the Series A Conversion Notice Date and subject to the book-entry provisions set forth below, the holders of Series A Preferred Units shall surrender the certificate or certificates representing the Series A Preferred Units being converted, duly endorsed, at the office of the Partnership or, if identified in the Series A Conversion Notice to such holder by the Partnership, at the offices of any transfer agent for such Units, together with the Series A Conversion Documentation. As promptly as practicable following the receipt of such certificate or certificates (or a lost unit affidavit reasonably acceptable to the Partnership in the event of a lost certificate) representing the Series A Preferred Units and the Series A Conversion Documentation by the Partnership or the Transfer Agent as provided in the immediately preceding sentence (but in any event no later than five (5) Business Days thereafter), the Partnership shall issue to such holder a certificate or certificates for the number of Common Units to which such holder shall be entitled under Section 5.13(b)(vii)(A) (with the number of and denomination of such certificates designated by such holder). In lieu of delivering physical certificates representing the Common Units issuable upon conversion of Series A Preferred Units, provided the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, upon request of the holder, the Partnership shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Common Units issuable upon conversion to the holder, by crediting the account of the holder’s prime broker with the Depository through its Deposit Withdrawal Agent Commission (DWAC) system. The holders of Series A Preferred Units and the Partnership agree to coordinate with the Depository to accomplish this objective. The conversion pursuant to this Section 5.13(b)(vii) shall be deemed to have occurred immediately prior to the close of business on the Series A Maturity Date (whether or not the conversion includes the right to receive Series A Cash Consideration under Section 5.13(b)(vii)(A)(b) or Fractional Unit Cash Consideration under Section 5.13(b)(vii)(G)). The Person or Persons entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the Record Holder or Holders of such Common Units at the close of business on the Series A Maturity Date.
     (E) If the Partnership (i) elects to have the Series A Preferred Units convert into both Common Units and the right to receive the Series A Conversion Cash Consideration under Section 5.13(b)(vii)(A)(b) or (ii) is required to pay Fractional Unit Cash Consideration pursuant to Section 5.13(b)(vii)(G), then, as promptly as practicable following the receipt of such certificate or certificates (or a lost unit certificate affidavit reasonably acceptable to the Partnership in the event of a lost certificate) representing the Series A Preferred Units and the Series A Conversion Documentation by the Partnership or the Transfer Agent as provided in the first sentence of Section 5.13(b)(vii)(D) (but in any event within five (5) Business Days thereafter), the Partnership shall remit the Series A Cash Conversion Consideration and the Fractional Unit Cash Consideration, as applicable, to the holder surrendering such certificate or certificates (or a lost unit affidavit reasonably acceptable to the Partnership in the event of a lost certificate) representing Series A Preferred Units by wire transfer of immediately available funds to an account specified by such holder in writing.
     (F) The Partnership shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Units on conversion of, or payment of distributions on, Series A Preferred Units pursuant hereto. However, the holder of any Series A Preferred Units shall pay any tax that is due because the Common Units issuable upon conversion thereof or distribution payment thereon are issued in a name other than such holder’s name.

     (G) No fractional Common Units shall be issued upon the conversion of any Series A Preferred Units. All Common Units (including fractions thereof) issuable upon conversion of more than one Series A Preferred Unit by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional unit. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Unit, the Partnership shall, in lieu of issuing any fractional unit, either round up the number of units to the next highest whole number or, at the Partnership’s option, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the VWAP Price as of the Series A Maturity Date. The consideration payable in lieu of fractional Common Units pursuant to this Section 5.13(b)(vii)(G) as well as any consideration payable in lieu of fractional Common Units pursuant to Section 5.13(b)(viii)(F), are referred to as “Fractional Unit Cash Consideration.”
     (H) The Partnership shall not be obligated to issue any Common Units upon conversion of the Series A Preferred Units, whether pursuant to this Section 5.13(b)(vii), or otherwise, if the issuance of such Common Units would exceed the Series A Exchange Cap or if such issuance could reasonably be expected to violate any applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such issuance (a “Securities Law Prohibition”). To the extent that a holder’s Series A Preferred Units would otherwise be converted into a number of Common Units that would exceed the Series A Exchange Cap, the Partnership shall pay in cash to such holder an amount equal to the VWAP Price as of the Series A Maturity Date multiplied by the number of Common Units that are not so issued but would otherwise be issuable as part of the Series A Conversion Consideration absent such Series A Exchange Cap or Securities Law Prohibition.
     (I) Any Common Units issued upon conversion of the Series A Preferred Units pursuant to this Section 5.13(b)(vii) shall not be subject to the first proviso contained in the definition of “Outstanding” contained in this Agreement for so long as held by the Investor.
     (viii) Optional Redemption.
     (A) Subject to adjustment as provided in Sections 5.13(b)(xi) and (xii), beginning on the Series A Optional Redemption Trigger Date and ending on the last Business Day immediately prior to the Series A Maturity Date, the Partnership may, at its option, cause all, but not less than all, of the Series A Preferred Units to be redeemed by the Partnership for (a) cash in an amount per Outstanding Series A Preferred Unit equal to the Series A Liquidation Value on the Series A Redemption Date plus (b) a number of Common Units per Outstanding Series A Preferred Units equal to (i) the greater of (x) the Series A Accretion Amount on the Series A Redemption Date and (y) $10.00 (such cash amount, the “Series A Redemption Consideration”) divided by (ii) the VWAP Price as of the Series A Redemption Date.
     (B) Any Common Units received by a holder of Series A Preferred Units as the Series A Redemption Consideration shall be fully paid, validly issued and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act). At the time of the redemption pursuant to this Section 5.13(b)(viii), all Series A Preferred Units shall be converted automatically into and shall thereafter represent solely the right to receive the Series A Redemption Consideration. All such Series A Preferred Units that have converted into the right to receive the Series A Redemption Consideration shall be automatically canceled and shall cease to exist, and the holders of redeemed Series A Preferred Units shall cease to have any rights with respect to such Series A Preferred Units other than the right to receive the Series A Redemption Consideration. Upon such conversion, any certificates representing Series A Preferred Units shall thereafter represent solely the right to receive the Series A Redemption Consideration.
     (C) To redeem Series A Preferred Units pursuant to this Section 5.13(b)(viii), the Partnership shall:
          a. no earlier than 30 days nor later than two days prior to the Series A Redemption Date, send a written notice (the “Series A Redemption Notice”) to each holder of record of Outstanding Series A Preferred Units as of the date of such notice stating that the Series A Preferred Units will be redeemed pursuant to this Section 5.13(b)(viii) effective as of the date set forth in the Series A Redemption Notice (the “Series A Redemption Date”); and
          b. as promptly as practicable following the Series A Redemption Date, send a written notice (a “Series A Redemption Confirmation”) to each holder of record of Outstanding Series A Preferred Units as of the Series A Redemption Date stating: (i) that the Series A Preferred Units have been redeemed pursuant to this Section 5.13(b)(viii) effective as of the Series A Redemption Date; (ii) the Partnership’s computation of the amount of Series A Redemption Consideration to be paid in respect of each Series A Preferred Unit pursuant to Section 5.13(b)(viii)(A) (including any adjustments pursuant to Sections 5.13(b)(xi) and (xii)), including the Partnership’s computation of the Series A Liquidation Value, the Series A Accretion Amount and the VWAP Price, in each case as of the Series A Redemption Date; and (iii) that such holder must surrender the certificate or certificates representing any Series A Preferred Units held by such holder to the Partnership and provide such other documentation as reasonably requested by the General Partner including wire transfer instructions in respect of the Series A Redemption Consideration (the “Series A Redemption Documentation”), in order to receive the Series A Redemption Consideration.
In addition to delivery in accordance with the general notice provisions contained in Section 17.1, the Series A Redemption Notice and/or a Series A Redemption Confirmation shall be deemed properly delivered on the date the Partnership issues a press release distributed through a widely circulated news or wire service as would satisfy the requirements of Regulation FD, containing the information required to be included in the Series A Redemption Notice pursuant to this Section 5.13(b)(viii)(C).
     (D) As promptly as practicable following the Series A Redemption Date, the holders of Series A Preferred Units shall surrender the certificate or certificates representing the Series A Preferred Units being redeemed, duly endorsed, at the office of the Partnership or, if identified in the Series A Redemption Notice to such holder by the Partnership, at the offices of any transfer agent for such Units, together with the Series A Redemption Documentation. As promptly as practicable following the receipt of such certificate or certificates (or a lost unit affidavit reasonably acceptable to the Partnership in the event of a lost certificate) representing the Series A Preferred Units and the Series A Conversion Documentation by the Partnership or the Transfer Agent as provided in the immediately preceding sentence (but in any event no later than five (5) Business Days thereafter), the Partnership shall:
          a. issue to such holder a certificate or certificates for the number of Common Units to which such holder shall be entitled under Section 5.13(b)(viii)(A) (with the number of and denomination of such certificates designated by such holder). In lieu of delivering physical certificates representing the Common Units issuable upon redemption of Series A Preferred Units, provided the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, upon request of the holder, the Partnership shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Common Units issuable upon redemption to the holder, by crediting the account of the holder’s prime broker with the Depository through its Deposit Withdrawal Agent Commission (DWAC) system. The holders of Series A Preferred Units and the Partnership agree to coordinate with the Depository to accomplish this objective; and
          b. remit the applicable cash portion of the Series A Redemption Consideration to the holder surrendering such certificate or certificates representing Series A Preferred Units by wire transfer of immediately available funds to an account specified by such holder in writing.
The redemption pursuant to this Section 5.13(b)(viii) shall be deemed to have occurred immediately prior to the close of business on the Series A Redemption Date. The Person or Persons entitled to receive the Common Units issuable upon such redemption shall be treated for all purposes as the Record Holder or Holders of such Common Units at the close of business on the Series A Maturity Date.
     (E) The Partnership shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Units on redemption of, or payment of distributions on, Series A Preferred Units pursuant hereto. However, the holder of any Series A Preferred Units shall pay any tax that is due because the Common Units issuable upon redemption thereof or distribution payment thereon are issued in a name other than such holder’s name.
     (F) No fractional Common Units shall be issued upon the redemption of any Series A Preferred Units. All Common Units (including fractions thereof) issuable upon redemption of more than one Series A Preferred Unit by a holder thereof shall be aggregated for purposes of determining whether the redemption would result in the issuance of any fractional unit. If, after the aforementioned aggregation, the redemption would result in the issuance of a fraction of a Common Unit, the Partnership shall, in lieu of issuing any fractional unit, either round up the number of units to the next highest whole number or, at the Partnership’s option, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the VWAP Price as of the Series A Redemption Date.
     (G) The Partnership shall not be obligated to issue any Common Units upon redemption of the Series A Preferred Units, whether pursuant to this Section 5.13(b)(viii), or otherwise, if the issuance of such Common Units would exceed the Series A Exchange Cap or if such issuance could reasonably be expected to conflict with a Securities Laws Prohibition. To the extent that a holder’s Series A Preferred Units would otherwise be redeemed for a number of Common Units that would exceed the Series A Exchange Cap, the Partnership shall pay in cash to such holder an amount equal to the VWAP Price as of the Series A Redemption Date multiplied by the number of Common Units that are not so issued but would otherwise be issuable as part of the Series A Redemption Consideration absent such Series A Exchange Cap or Securities Law Prohibition.

     (H) Any Common Units issued upon redemption of the Series A Preferred Units pursuant to this Section 5.13(b)(viii) shall not be subject to the first proviso contained in the definition of “Outstanding” contained in this Agreement for so long as held by the Investor.
(ix) Fundamental Change.
     (A) If on the earlier of the date (x) the Partnership enters into a definitive agreement to consummate a Fundamental Change, (y) of the consummation of a Fundamental Change or (z) of the declaration of a distribution by the MLP described in subsection (vii) of the definition of Fundamental Change (the “Fundamental Change Trigger Date”), Investor holds, in the aggregate, at least fifty percent (50%) of the Series A Preferred Units issued pursuant to the Regency GP Purchase Agreement, then the Partnership will within 10 Business Days of such date send a written notice to the Investor stating the nature of the Fundamental Change, including a description of the material terms of the transaction constituting a Fundamental Change and, if the Fundamental Change has not yet occurred, the date or expected date of consummation. No later than 10 Business Days following delivery of the notice provided for in the previous sentence (the “Election Notice Period”), the Investor may, in its sole discretion, deliver written notice to the Partnership of its election, in its sole discretion, to:
     a. upon the occurrence of any of the events specified in subsections (i), (ii), (iii) or (iv) of the definition of Fundamental Change, require the Partnership to redeem all of the Outstanding Series A Preferred Units pursuant to Section 5.13(b)(ix)(B)(a) (a “Fundamental Change Forced Redemption Election”); or
     b. upon the occurrence of any of the events specified in subsections (v), (vi) or (vii) of the definition of Fundamental Change, require the Partnership to elect to convert or redeem the Series A Preferred Units pursuant to Section 5.13(b)(ix)(C).
If at any time the Investor does not hold, in the aggregate, at least fifty percent (50%) of the Series A Preferred Units issued pursuant to the Regency GP Purchase Agreement, then the provisions of this Section 5.13(b)(ix) shall immediately cease to have any force or effect and the Investor and the holders of Series A Preferred Units shall have no rights hereunder, regardless of whether or not the Investor subsequently acquires additional Series A Preferred Units.
     (B) Upon the occurrence of any of the events specified in subsections (i), (ii), (iii) or (iv) of the definition of Fundamental Change:

          a. If the Investor timely makes a Fundamental Change Forced Redemption Election, then the Partnership will redeem all of the Outstanding Series A Preferred Units for cash and Common Units in an amount per Outstanding Series A Preferred Unit equal to the Fundamental Change Redemption Consideration.
     i. Subject to Section 5.13(b)(ix)(B)(a)(ii), in connection with a redemption pursuant to this Section 5.13(b)(ix)(B)(a), the Partnership will deliver notice of the redemption, the Series A Preferred Units will be canceled, the certificates representing Series A Preferred Units will be surrendered in exchange for the issuance of Common Units and the cash portion of the Fundamental Change Redemption Consideration and any Fractional Unit Cash Consideration will be paid, each in a manner consistent with the provisions of Section 5.13(b)(viii)(B)-(H), except that, for purposes of applying such provisions to a redemption pursuant to this Section 5.13(b)(ix)(B)(a), (A) all references to the “Series A Redemption Consideration” will mean the “Fundamental Change Redemption Consideration,” (B) all references to “Series A Redemption Date” will mean the time immediately prior to the consummation of the Fundamental Change, (C) all references to “Series A Redemption Documentation” will mean “Fundamental Change Documentation,” (D) the Partnership must deliver the Series A Redemption Notice no later than two Business Days following the later of the date of consummation of the Fundamental Change and the expiration of the Election Notice Period and (E) references to Section 5.13(b)(viii)(A) shall mean a redemption pursuant to this Section 5.13(b)(ix)(B)(a).
     ii. In the event the Fundamental Change Redemption Consideration Premium does not consist of Common Units, the Partnership shall (i) make appropriate provision, in the definitive transaction document governing the Fundamental Change or otherwise, to ensure that the holders of Series A Preferred Units receive the Fundamental Change Redemption Consideration (including the Fundamental Change Redemption Consideration Premium) reasonably promptly following such Fundamental Change upon the surrender of their certificates representing Series A Preferred Units and (ii) deliver reasonable notice of such provisions to the holders of Series A Preferred Units (which notice may be delivered in a manner consistent with that contemplated for delivery of a Series A Redemption Notice pursuant to Section 5.13(b)(viii)(C)).

          b. If the Investor does not timely make a Fundamental Change Forced Redemption Election, then each Series A Preferred Unit Outstanding immediately prior to the consummation of the Fundamental Change will automatically be converted into the right to receive the Fundamental Change Conversion Consideration pursuant to this Section 5.13(b)(ix)(B)(b).
     i. In the event the Fundamental Change Conversion Consideration consists of Common Units, the Partnership will deliver notice of the conversion, the Series A Preferred Units will be canceled, the certificates representing Series A Preferred Units will be surrendered in exchange for the issuance of Common Units and Fractional Unit Cash Consideration will be paid, each in a manner consistent with the provisions of Section 5.13(b)(vii)(B)-(I), except that, for purposes of applying such provisions to a conversion pursuant to this Section 5.13(b)(ix)(B)(b), (A) all references to the “Series A Conversion Consideration” will mean the “Fundamental Change Conversion Consideration,” (B) all references to the “Series A Maturity Date” will mean the time immediately prior to the consummation of the Fundamental Change, (C) all references to “Series A Conversion Documentation” will mean “Fundamental Change Documentation,” (D) the Partnership must deliver the Series A Conversion Notice no later than two Business Days following the later of the date of consummation of the Fundamental Change and the expiration of the Election Notice Period, (E) Section 5.13(b)(vii)(C)(a) shall be inapplicable, (F) references to Section 5.13(b)(vii)(A) shall mean a conversion pursuant to Section 5.13(b)(ix)(B)(b) and (G) Section 5.13(b)(vii)(H) shall apply to any Common Units that would otherwise be issuable as a result of the Fundamental Change.
     ii. In the event the Fundamental Change Conversion Consideration does not consist of Common Units, the Partnership shall (i) make appropriate provision, in the definitive transaction document governing the Fundamental Change or otherwise, to ensure that the holders of Series A Preferred Units receive the Fundamental Change Conversion Consideration reasonably promptly following such Fundamental Change upon the surrender of their certificates representing Series A Preferred Units and (ii) deliver reasonable notice of such provisions to the holders of Series A Preferred Units (which notice may be delivered in a manner consistent with that contemplated for delivery of a Series A Conversion Notice pursuant to Section 5.13(b)(vii)(C)).

     (C) a. Upon the occurrence of any of the events specified in subsections (v), (vi) or (vii) of the definition of Fundamental Change and the election of the Investor to require the Partnership to elect to convert or redeem the Series A Preferred Units pursuant to this Section 5.13(b)(ix)(C), the Partnership will, within two Business Days following the later of the date of consummation of the Fundamental Change and the expiration of the Election Notice Period, deliver written notice to the holders of all Outstanding Series A Preferred Units as of the date of consummation of such Fundamental Change, stating (i) the Partnership’s election to either (x) convert each of the Series A Preferred Units Outstanding immediately prior to the consummation of the Fundamental Change into, for each Series A Preferred Unit then Outstanding, the right to receive a number of Common Units equal to (A) the Series A Liquidation Value on the date of consummation of the Fundamental Change divided by (B) the VWAP Price as of the date of consummation of the Fundamental Change (the “Fundamental Change Elected Common Unit Consideration”) or (y) redeem each of the Series A Preferred Units Outstanding immediately prior to the consummation of the Fundamental Change for an amount in cash per Series A Preferred Unit then Outstanding equal to the Series A Liquidation Value on the date of the consummation of the Fundamental Change (the “Fundamental Change Elected Cash Consideration”), (ii) the Partnership’s calculation of the Fundamental Change Elected Common Unit Consideration or Fundamental Change Elected Cash Consideration, as applicable, and (iii) that the holder must surrender the certificate or certificates representing Series A Preferred Units to the Partnership, together with the Fundamental Change Documentation, in order to receive the Fundamental Change Elected Common Unit Consideration or the Fundamental Change Elected Cash Consideration, as applicable. In addition to delivery in accordance with the general notice provisions contained in Section 17.1, any notice required to be delivered by the Partnership pursuant to this section shall be deemed properly delivered on the date the Partnership issues a press release distributed through a widely circulated news or wire service as would satisfy the requirements of Regulation FD, containing the information required to be included in such notice.
          b. In addition to the requirements of Section 5.13(b)(ix)(C)(a) and (c), upon the declaration of a distribution by the MLP described in subsection (vii) of the definition of Fundamental Change, the Partnership will promptly give written notice to the Investor of such declaration and, if (x) the Investor delivers written notice to the Partnership no later than two Business Days after receipt of such notice from the Partnership and the Partnership elects to issue the Fundamental Change Elected Common Unit Consideration pursuant to Section 5.13(ix)(C)(a), then the Partnership shall cause such conversion to occur prior to the Record Date for the distribution on the Common Units next succeeding such election by the Partnership so that the Investor will be a holder of Common Units as of such Record Date; or (y) if the Investor delivers written notice to the Partnership no later than two Business Days after receipt of such notice from the Partnership and the Partnership elects to redeem the Series A Preferred Units for the Fundamental Change Elected Cash Consideration pursuant to Section 5.13(ix)(C)(a), then the Partnership shall cause such redemption to occur prior to payment of the distribution in respect of the Partnership’s Common Units for the Record Date for the distribution on the Common Units next succeeding such election by the Partnership.
          c. In the event the Partnership elects to convert the Series A Preferred Units into the right to receive the Fundamental Change Elected Common Unit Consideration, the Series A Preferred Units will be canceled, the certificates representing Series A Preferred Units will be surrendered in exchange for the issuance of Common Units and the Fractional Unit Cash Consideration, if any, will be paid, each in accordance with the provisions of Section 5.13(b)(vii)(B)-(I), except that, for purposes of applying such provisions to a conversion pursuant to Section 5.13(b)(ix)(C)(a)(i)(x), (A) all references to the “Series A Conversion Consideration” will mean the “Fundamental Change Elected Common Unit Consideration,” (B) all references to the “Series A Maturity Date” will mean the time immediately prior to the consummation of the Fundamental Change, (C) all references to “Series A Conversion Documentation” will mean “Fundamental Change Documentation,” (D) Section 5.13(b)(vii)(C)(a) shall be inapplicable, (E) references to Section 5.13(b)(vii)(A) shall mean a conversion pursuant to Section 5.13(b)(ix)(C)(a)(i)(x) and (F) Section 5.13(b)(vii)(H) shall apply to any Common Units that would otherwise be issuable as a result of the Fundamental Change.
          d. In the event the Partnership elects to redeem the Series A Preferred Unit for the Fundamental Change Elected Cash Consideration, the Series A Preferred Units will be canceled, the certificates representing Series A Preferred Units will be surrendered and the Fundamental Change Elected Cash Consideration will be paid in accordance with the provisions of Section 5.13(b)(viii)(B)-(H), except that, for purposes of applying such sections to a redemption pursuant to Section 5.13(b)(ix)(C)(a)(i)(y) (A) all references to the “Series A Redemption Consideration” will mean the “Fundamental Change Elected Cash Consideration,” (B) all references to “Series A Redemption Date” will mean the time immediately prior to the consummation of the Fundamental Change and (C) all references to “Series A Redemption Documentation” will mean “Fundamental Change Documentation” and (D) references to Section 5.13(b)(viii)(A) shall mean a redemption pursuant to Section 5.13(b)(ix)(C)(a)(i)(y).

     (D) If any Fundamental Change that is contemplated by a definitive agreement is not consummated and therefore the conditions to the applicable redemption or exchange pursuant to this Section 5.13(b)(ix) have not been satisfied, the Partnership will send written notice to such effect to the Investor (which notice may be delivered in a manner consistent with that contemplated for delivery of a Series A Conversion Notice pursuant to Section 5.13(b)(vii)(C)). Notwithstanding anything to the contrary in this Agreement, if a Fundamental Change is not consummated, no Series A Preferred Units will be redeemed or converted pursuant to this Section 5.13(b)(ix).
     (x) Limitations on Transfer. Series A Preferred Units may only be transferred to one or more transferees that, after giving effect to such transfer, each hold at least 1,000,000 Series A Preferred Units, provided that the foregoing limitation shall not apply to any transfer of Series A Preferred Units to (i) the holders of the class B units in Regency GP Seller of up to eight percent (8%) of the Series A Preferred Units or (ii) Regency GP Seller and its Affiliates. In addition, a Unitholder holding a Series A Preferred Unit that has converted into a Common Unit pursuant to Section 5.13 shall be subject to the restrictions on transfer imposed by Section 6.6(B). For the avoidance of doubt, nothing contained in this Section 5.13(b)(x) shall in any way affect the restrictions on transfers of Partnership Interests contained in Section 4.7, which shall apply to transfers of Series A Preferred Units.
     (xi) Extraordinary Partnership Transactions.
     (A) Except to the extent that any such event is a Fundamental Change as a result of which the Series A Preferred Units are redeemed or converted pursuant to Section 5.13(b)(ix), prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of Common Units are to receive securities, cash or other assets or any exchange or conversion of limited partnership interests pursuant to which all of the Common Units are converted into Parity Securities (other than, in each case, a Series A Adjustment Event or a Special Distribution) (any such event being a “Partnership Event”), the Partnership shall make appropriate provision to ensure that the holders of Series A Preferred Units receive in such Partnership Event a preferred security, issued by the Person surviving or resulting from such Partnership Event and containing provisions substantially equivalent to the provisions set forth in this Section 5.13 without abridgement, including, without limitation, the same powers, preferences, rights to distributions, rights to accumulation upon failure to pay distributions, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Units had immediately prior to such Partnership Event, subject to the adjustments described in Section 5.13(b)(xi)(B) and Section

5.13(b)(xi)(C). The date on which a Partnership Event is consummated is referred to as the “Partnership Event Consummation Date.”
     (B) If in connection with a Partnership Event the Common Units are converted in whole or in part into other Marketable Securities (such securities the “Successor Securities” and such event, a “Public Equity Partnership Event”), then, following the Partnership Event Consummation Date, (i) upon the conversion of the Series A Preferred Units pursuant to Section 5.13(b)(vii), the redemption of the Series A Preferred Units pursuant to Section 5.13(b)(viii), or the redemption or conversion of the Series A Preferred Units pursuant to Section 5.13(b)(ix), any portion of the Series A Conversion Consideration, the Series A Redemption Consideration, the Fundamental Change Redemption Consideration, the Fundamental Change Conversion Consideration or the Fundamental Change Elected Common Unit Consideration, as applicable, that would otherwise consist of Common Units pursuant to the terms of Section 5.13(b)(vii), 5.13(b)(viii) or 5.13(b)(ix), as applicable, shall instead consist of Successor Securities, (ii) references in Sections 5.13(b)(ii)(B), 5.13(b)(vii), 5.13(b)(viii), 5.13(b)(ix), 6.6(a) and 6.6(b) to “Common Units” shall refer to the Successor Securities and (iii) the term “Trading Price Accretion Percentage” shall be modified to mean an amount equal to (a) the Combined Accretion Multiple less (b) 1.00. The “Combined Accretion Multiple” shall mean an amount equal to the product of:
     a. a fraction, (i) the numerator of which is the VWAP Price of the Common Units as of the Partnership Event Consummation Date and (ii) the denominator of which is the VWAP Price of the Common Units as of the Series A Issuance Date (the “Pre-Partnership Event Accretion Multiple”); multiplied by
     b. a fraction, (i) the numerator of which is the VWAP Price of the Successor Securities as of the Series A Conversion Date, the Series A Redemption Date or the date of consummation of the Fundamental Change, as applicable and (ii) the denominator of which is the VWAP Price of the Successor Securities as of the eleventh Trading Day following the Partnership Event Consummation Date (the “Post-Partnership Event Accretion Multiple”),
provided that, if the foregoing product is less than 1.00, then the Combined Accretion Multiple shall equal 1.00.
     (C) If in connection with a Partnership Event the Common Units do not remain Outstanding and are converted solely into cash or other assets or securities that do not constitute Marketable Securities (or any combination thereof), then following such Partnership Event

Consummation Date, upon the conversion of the Series A Preferred Units pursuant to Section 5.13(b)(vii), the redemption of the Series A Preferred Units pursuant to Section 5.13(b)(viii), or the redemption or conversion of the Series A Preferred Units pursuant to Section 5.13(b)(ix):
     a. any portion of the Series A Conversion Consideration, the Series A Redemption Consideration, the Fundamental Change Redemption Consideration, the Fundamental Change Conversion Consideration or the Fundamental Change Elected Common Unit Consideration, as applicable, that would otherwise consist of Common Units pursuant to the terms of Section 5.13(b)(vii), 5.13(b)(viii) or 5.23(b)(ix), as applicable, shall instead be payable solely in cash;
     b. the Series A Conversion Consideration or the Series A Redemption Consideration, as applicable, shall be an amount equal to the Series A Liquidation Amount as of the Series A Maturity Date or the Series A Redemption Date, as applicable, plus:
     i. in the event of a redemption, the greater of (i) the Series A Accretion Amount as of the Partnership Event Consummation Date and (ii) $10.00; or
     ii. in the event of a conversion, the lesser of (i) the Series A Accretion Amount as of the Partnership Event Consummation Date and (ii) $10.00;
     c. the term “Fundamental Change Redemption Consideration Premium” shall be modified to mean an amount in cash equal to the greater of (i) the Series A Accretion Amount as of the date of the Partnership Event Consummation Date and (ii) $10.00;
     d. the term “Fundamental Change Conversion Consideration” shall be modified to mean an amount in cash equal to the Series A Liquidation Value as of the date of the consummation of the Fundamental Change plus the lesser of (i) the Series A Accretion Amount as of the Partnership Event Consummation Date and (ii) $10; and
     e. the Partnership will no longer have the option to convert the Series A Preferred Units into Common Units pursuant to Section 5.13(b)(ix)(C), but instead must convert them into the right to receive the Fundamental Change Elected Cash Consideration.

     (xii) Distributions, Combinations and Subdivisions; Other Adjustments.
     (A) If, after the Series A Issuance Date and prior to the earlier of the Series A Maturity Date and the Series A Redemption Date, the Partnership (a) makes a distribution on its Common Units in Common Units, (b) subdivides or splits its Common Units into a greater number of Common Units, (c) combines or reclassifies its Common Units into a smaller number of Common Units, (each of the events described in clauses (a) through (c), a “Series A Adjustment Event”) or (d) makes a distribution on its Common Units in any property other than cash or Common Units (a “Special Distribution”), then calculation of the Series A Conversion Consideration and the Series A Redemption Consideration shall be adjusted as provided in this Section 5.13(b)(xii)(A) and Sections 5.13(b)(xii)(C) and (D).
          a. Solely for the purposes of determining the Trading Price Accretion Percentage for purposes of Section 5.13(b)(vii)(A) (in the event of a conversion) or Section 5.13(b)(viii)(A) (in the event of a redemption):
     i. for each Series A Adjustment Event, the VWAP Price as of the Series A Maturity Date or the Series A Redemption Date, as applicable, shall be adjusted by multiplying such VWAP Price by a fraction, (i) the numerator of which shall be the number of Common Units Outstanding immediately following such Series A Adjustment Event and (ii) the denominator of which shall be the number of Common Units Outstanding immediately prior to such Series A Adjustment Event; and
     ii. for each Special Distribution, the VWAP Price as of the Series A Maturity Date or the Series A Redemption Date, as applicable, shall be adjusted by adding to such VWAP Price the Fair Market Value of the property distributed on a Common Unit in such Special Distribution.
     b. Solely for the purposes of determining the Trading Price Accretion Percentage for purposes of Section 5.13(b)(xi)(C) (in the event of conversion or redemption following a Partnership Event Consummation Date) and determining the Pre-Partnership Event Accretion Multiple pursuant to Section 5.13(b)(xi)(B)(a):
     i. for each Series A Adjustment Event prior to the Partnership Event Consummation Date, the VWAP Price as of the Partnership Event Consummation Date shall be adjusted by multiplying such VWAP Price by a fraction, (i) the numerator of which shall be the number of Common Units Outstanding immediately following such Series A Adjustment Event and (ii) the denominator of which shall be the number of Common Units Outstanding immediately prior to such Series A Adjustment Event; and
          ii. for each Special Distribution prior to the Partnership Event Consummation Date, the VWAP Price as of the Partnership Event Consummation Date shall be adjusted by adding to such VWAP Price the Fair Market Value of the property distributed on a Common Unit in such Special Distribution.
          c. Solely for the purposes of determining the Post-Partnership Event Accretion Multiple pursuant to Section 5.13(b)(xi)(B)(b):
          i. for each Series A Adjustment Event following the Partnership Event Consummation Date, the VWAP Price as of the Series A Maturity Date or the Series A Redemption Date, as applicable, shall be adjusted by multiplying such VWAP Price by a fraction, (i) the numerator of which shall be the number of shares of Successor Securities outstanding immediately following such Series A Adjustment Event and (ii) the denominator of which shall be the number of shares of Successor Securities outstanding immediately prior to such Series A Adjustment Event; and
          ii. for each Special Distribution following the Partnership Event Consummation Date, the VWAP Price as of the Series A Maturity Date or the Series A Redemption Date, as applicable, shall be adjusted by adding to such VWAP Price the Fair Market Value of the property distributed on a share of Successor Securities in such Special Distribution.
For purposes of this Section 5.13(b)(ix)(A)(c), references to “Common Units” in the definitions of “Series A Adjustment Event” and “Special Distribution” set forth in Section 5.13(b)(ix)(A) shall refer to Successor Securities.
     (B) If, after the Series A Issuance Date and prior to the date of the consummation of a Fundamental Change, a Series A Adjustment Event or a Special Distribution occurs, then the calculation of the Fundamental Change Redemption Consideration or the Fundamental Change Conversion Consideration shall be adjusted as provided in this Section 5.13(b)(xii)(B) and Sections 5.13(b)(xii)(C) and (D). Solely for the purposes of determining the Trading Price Accretion Percentage for purposes of calculating the “Fundamental Change Conversion

Consideration” (in the event of a conversion) or the “Fundamental Change Redemption Consideration” (in the event of a redemption):
          a. for each Series A Adjustment Event, the VWAP Price as of the date of the consummation of a Fundamental Change shall be adjusted by multiplying such VWAP Price by a fraction, (i) the numerator of which shall be the number of Common Units Outstanding immediately following such Series A Adjustment Event and (ii) the denominator of which shall be the number of Common Units Outstanding immediately prior to such Series A Adjustment Event; and
          b. for each Special Distribution, the VWAP Price as of the date of the consummation of a Fundamental Change shall be adjusted by adding to such VWAP Price the Fair Market Value of the property distributed on a Common Unit in such Special Distribution.
     (C) Subsequent adjustments to the applicable VWAP Price shall be made successively in the order of occurrence of any Series A Adjustment Event or Special Distribution whenever more than one Series A Adjustment Event or Special Distribution occurs during an applicable period.
     (D) If a Partnership Event, a Series A Adjustment Event or a Special Distribution occurs during a ten Trading Day period used for purposes of calculating a VWAP Price as of any particular date under any provision of this Agreement, the Partnership shall make appropriate adjustments to the VWAP Price to insure that the VWAP Price properly reflects the value of the Common Units or Successor Securities, as applicable, as of any particular date.
     (g) The first sentence of Section 6.1 of the Partnership Agreement is amended and restated in its entirety to read as follows:
     “For purposes of maintaining Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with 5.6(b)) shall be allocated (subject to Section 5.13(b)) among the Partners in each taxable year (or portion thereof) as provided herein below.”
     (h) Section 6.1(d)(ix) is hereby amended and restated in its entirety to read as follows:
     “(ix) Redemption of Series A Preferred Units. Notwithstanding any other provision of this 6.1 (other than the Regulatory Allocations), with respect to any taxable period during which Series A Preferred Units are redeemed pursuant to the terms of Section 5.13(b), each Partner holding redeemed Series A Preferred Units shall be allocated items of income, gain, loss and deduction in a manner that results in the Capital Account balance of each such Partner attributable to its redeemed Series A Preferred Units immediately prior to such redemption (and after taking into account any applicable Regulatory Allocations) to equal (i) the amount of cash paid to such Partner in redemption of such Series A Preferred Units, and (ii) the product of the number of Common Units received in the redemption and the Per Unit Capital Amount for a then Outstanding Common Unit (but only to the extent not otherwise achieved by operation of section 5.6(d)(ii)).”
     (i) Section 6.2 of the Partnership Agreement is hereby amended to add the following as Section 6.2(i) immediately following Section 6.2(h):
     “Section 6.2(i). If Capital Account balances are reallocated between the Partners in accordance with Section 5.6(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).”
     (j) Article VI of the Partnership Agreement is hereby amended to add a new Section 6.6 as follows:
     “Section 6.6 Special Provisions Relating to the Holders of Series A Preferred Units.
     (A) A Unitholder holding a Series A Preferred Unit that has converted into a Common Unit pursuant to Section 5.13 shall be required to provide notice to the General Partner of the transfer of the converted Series A Preferred Unit within the earlier of (i) thirty (30) days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred, unless (x) the transfer is to an Affiliate of the holder or (y) by virtue of the application of Section 5.6(d)(i), the General Partner has previously determined, based on advice of counsel, that the converted Series A Preferred Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.6, the General Partner shall take whatever steps are required to provide economic uniformity to the converted Series A Preferred Unit in preparation for a transfer of such Units; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates (for this purpose the allocations of income, gain, loss and deductions with respect to Series A Preferred Units or Common Units will be deemed not to have a material adverse effect on the Unitholders holding Common Units).

     (B) A Unitholder holding a Series A Preferred Unit that has converted into a Common Unit pursuant to Section 5.13 shall not be permitted to transfer, by assignment or otherwise, any such Common Unit until after 32 calendar days have elapsed from the date that the Series A Preferred Unit was converted into such Common Unit.
     (C) Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units (a) shall (i) possess the rights, preferences and privileges and the duties and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) have a Capital Account as a Partner pursuant to Section 5.6 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in Section 5.13, (ii) be entitled to any distributions other than as provided in Section 5.13, Article VI or Article XII or (iii) be allocated items of income, gain, loss or deduction other than as specified in Section 5.13 or Article VI.”
     (k) Article XII of the Partnership Agreement is hereby amended to add a new Section 12.10 as follows:
     “Section 12.10. Series A Liquidation Value. Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units shall have the rights, preferences and privileges set forth in Section 5.13(b)(iv) upon liquidation of the Partnership pursuant to this Article XII.”
     (l) The Partnership Agreement is hereby amended to eliminate any references therein to “Class B Units” or “Class C Units.”
     Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
     Section 3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.
     Section 4. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

LE GP, LLC

By:	/s/ John W. McReynolds John W. McReynolds, President and Chief Financial Officer

LIMITED PARTNERS:
All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By: LE GP, LLC, General Partner of
Energy Transfer Equity, L.P., as
attorney-in-fact for all Limited Partners pursuant to the powers of Attorney granted pursuant to Section 2.6 of the Partnership Agreement.

By:	/s/ John W. McReynolds

John W. McReynolds, President and Chief Financial Officer
Signature Page to
Amendment No. 3 to ETE Partnership Agreement